December 2024

Amendment No. 1 dated January 16, 2025 relating to

Pricing Supplement No. 5,108

Registration Statement Nos. 333-275587; 333-275587-01

Dated December 3, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Fully and Unconditionally Guaranteed by Morgan Stanley

The notes are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. Unlike ordinary debt securities, the notes have the terms described in the accompanying prospectus supplement and prospectus, as supplemented and modified by this document. The notes do not provide for the regular payment of interest. Instead, the notes will pay a contingent monthly coupon but only if the determination closing price of each of the common stock of Apple Inc., the common stock of Tesla, Inc. and the common stock of NVIDIA Corporation, which we refer to collectively as the underlying stocks, is greater than or equal to 75% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, however, the determination closing price of any underlying stock is less than the respective coupon threshold level on any observation date, we will pay no interest for the related monthly period. In addition, starting approximately six months after the original issue date, the notes will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to 100% of the respective initial share price, which we refer to as the respective call threshold level, on any quarterly redemption determination date for an early redemption payment equal to (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the related observation date. No further payments will be made on the notes once they have been redeemed. At maturity, if the notes have not been previously redeemed, you will receive for each note you hold the stated principal amount plus the contingent monthly coupon with respect to the final observation date, if any. We will not pay a contingent monthly coupon on any coupon payment date if the determination closing price of any underlying stock is less than the respective coupon threshold level on the related observation date. Accordingly, investors in the notes must be willing to accept the risk of not receiving any contingent monthly coupons throughout the 3-year term of the notes. The notes are for investors who are concerned about principal risk, who are willing to forgo upside participation in any appreciation of the underlying stocks and dividend payments and who seek the repayment of principal at maturity (or upon early redemption) and the opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no monthly interest over the entire 3-year term of the notes and the possibility of an automatic early redemption of the notes prior to maturity. Because the payment of contingent monthly coupons is based on the worst performing of the underlying stocks, the fact that the notes are linked to three underlying stocks does not provide any asset diversification benefits and instead means that a decline of any underlying stock below the respective coupon threshold level will result in no contingent monthly coupons, even if one or both of the other underlying stocks have appreciated or have not declined as much. Investors will not participate in any appreciation of any underlying stock and should be willing to hold their notes for the entire 3-year term. The notes are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These notes are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stocks:	Apple Inc. common stock (the “AAPL Stock”), Tesla, Inc. common stock (the “TSLA Stock”) and NVIDIA Corporation common stock (the “NVDA Stock”)
Aggregate principal amount:	$1,817,000
Stated principal amount:	$1,000 per note
Issue price:	$1,000 per note (see “Commissions and issue price” below)
Pricing date:	December 3, 2024
Original issue date:	December 6, 2024 (3 business days after the pricing date)
Maturity date:	December 8, 2027
Early redemption:

The notes are not subject to early redemption until six months after the original issue date. Following this six-month non-call period, if, on any redemption determination date, beginning on June 4, 2025, the determination closing price of each underlying stock is greater than or equal to the respective call threshold level, the notes will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the notes once they have been redeemed.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each note you hold plus (ii) the contingent monthly coupon with respect to the related observation date.
Determination closing price:

For each underlying stock, the closing price of such underlying stock on any redemption determination date or observation date, multiplied by the adjustment factor for such underlying stock on such redemption determination date or observation date, as applicable

Redemption determination dates:

Beginning after six months, quarterly, on June 4, 2025, September 3, 2025, December 3, 2025, March 4, 2026, June 3, 2026, September 2, 2026, December 3, 2026, March 3, 2027, June 3, 2027 and September 2, 2027, subject to postponement for non-trading days and certain market disruption events

Early redemption dates:

Beginning after six months, quarterly, on June 9 2025, September 8, 2025, December 8, 2025, March 9, 2026, June 8, 2026, September 8, 2026, December 8, 2026, March 8, 2027, June 8, 2027 and September 8, 2027; provided that if any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.

Contingent monthly coupon:

A contingent coupon will be paid on the notes on each coupon payment date but only if the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date. If payable, the contingent monthly coupon will be an amount in cash per stated principal amount corresponding to a return of 7.30% per annum (corresponding to approximately $6.083 per month per note) for each interest payment period for each applicable observation date.

If, on any observation date, the determination closing price of any underlying stock is less than the respective coupon threshold level, we will pay no coupon for the applicable monthly period. It is possible that any underlying stock will remain below the respective coupon threshold level for extended periods of time or even throughout the 3-year term of the notes so that you will receive few or no contingent monthly coupons.

Payment at maturity:

If the notes have not been automatically redeemed prior to maturity, the payment at maturity will be the stated principal amount plus the contingent monthly coupon with respect to the final observation date, if any.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$973.10 per note. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per note	$1,000	$20	$980
Total	$1,817,000	$36,340	$1,780,660

(1)Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each note they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)See “Use of proceeds and hedging” on page 28.

The notes involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these notes, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Information About the Notes” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2023	Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Terms continued from previous page:

Coupon threshold level:

With respect to the AAPL Stock, $181.988, which is equal to approximately 75% of the initial share price

With respect to the TSLA Stock, $263.565, which is equal to 75% of the initial share price

With respect to the NVDA Stock, $105.195, which is equal to 75% of the initial share price

Call threshold level:

With respect to the AAPL Stock, $242.65, which is equal to 100% of the initial share price

With respect to the TSLA Stock, $351.42, which is equal to 100% of the initial share price

With respect to the NVDA Stock, $140.26, which is equal to 100% of the initial share price

Initial share price:

With respect to the AAPL Stock, $242.65, which is the closing price of such underlying stock on the pricing date

With respect to the TSLA Stock, $351.42, which is the closing price of such underlying stock on the pricing date

With respect to the NVDA Stock, $140.26, which is the closing price of such underlying stock on the pricing date

Observation dates:

Monthly, as set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events. We also refer to December 3, 2027 as the final observation date.

Coupon payment dates:

Monthly, on the 8th day of each month; provided that if any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day; provided further that the coupon payment with respect to the final observation date, if any, shall be paid on the maturity date.

Adjustment factor:	With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock.
CUSIP / ISIN:	61776W5D1 / US61776W5D14
Listing:	The notes will not be listed on any securities exchange.

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
January 3, 2025	January 8, 2025
February 5, 2025	February 10, 2025
March 5, 2025	March 10, 2025
April 3, 2025	April 8, 2025
May 5, 2025	May 8, 2025
June 4, 2025	June 9, 2025
July 2, 2025	July 8, 2025
August 5, 2025	August 8, 2025
September 3, 2025	September 8, 2025
October 3, 2025	October 8, 2025
November 5, 2025	November 10, 2025
December 3, 2025	December 8, 2025
January 5, 2026	January 8, 2026
February 4, 2026	February 9, 2026
March 4, 2026	March 9, 2026
April 2, 2026	April 8, 2026
May 5, 2026	May 8, 2026
June 3, 2026	June 8, 2026
July 2, 2026	July 8, 2026
August 5, 2026	August 10, 2026
September 2, 2026	September 8, 2026
October 5, 2026	October 8, 2026
November 4, 2026	November 9, 2026
December 3, 2026	December 8, 2026
January 5, 2027	January 8, 2027
February 3, 2027	February 8, 2027
March 3, 2027	March 8, 2027
April 5, 2027	April 8, 2027
May 5, 2027	May 10, 2027
June 3, 2027	June 8, 2027
July 2, 2027	July 8, 2027
August 4, 2027	August 9, 2027
September 2, 2027	September 8, 2027
October 5, 2027	October 8, 2027
November 3, 2027 December 3, 2027 (final observation date)	November 8, 2027 December 8, 2027 (maturity date)

December 2024 Page 2

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Investment Summary

Market-Linked Contingent Income Auto-Callable Notes

The Market Linked Contingent Income Notes due December 8, 2027, with 6-Month Initial Non-Call Period Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation (the “notes”) do not provide for the regular payment of interest. Instead, the notes will pay a contingent monthly coupon at a rate of 7.30% per annum but only if the determination closing price of each underlying stock is greater than or equal to 75% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If the determination closing price of any underlying stock is less than the respective coupon threshold level on any observation date, we will pay no coupon for the related monthly period. It is possible that the determination closing price(s) of one or more underlying stock(s) will remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 3-year term of the notes so that you will receive few or no contingent monthly coupons during the entire term of the notes. We refer to these coupons as contingent because there is no guarantee that you will receive a coupon payment on any coupon payment date. Even if all of the underlying stocks were to be at or above the respective coupon threshold levels on some monthly observation dates, one or more underlying stocks may fluctuate below the respective coupon threshold level(s) on others. In addition, even if one underlying stock were to be at or above the respective coupon threshold level on all monthly observation dates, you will receive a contingent monthly coupon only with respect to the observation dates on which all three underlying stocks are at or above the respective coupon threshold levels, if any. If the notes have not been automatically redeemed prior to maturity, you will receive for each note you hold at maturity an amount equal to the stated principal amount plus the contingent monthly coupon with respect to the final observation date, if any. Investors will not participate in any appreciation in the price of any of the underlying stocks and must be willing to accept the risk of not receiving any contingent monthly coupon payments throughout the entire 3-year term of the notes. The notes provide investors:

◼the repayment of principal upon early redemption or at maturity, subject to our credit risk,

◼the possibility of receiving a contingent monthly coupon when the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on a monthly observation date, and

◼no exposure to any decline of the underlying stocks if the notes are held to maturity.

All payments on the notes are subject to our credit risk.

Maturity:	Approximately 3 years
Contingent monthly coupon:

A contingent monthly coupon at a rate of 7.30% per annum (corresponding to approximately $6.083 per month per note) will be paid on the notes on each coupon payment date but only if the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date.

If, on any observation date, the determination closing price of any underlying stock is less than the respective coupon threshold level, we will pay no coupon for the applicable monthly period. It is possible that any underlying stock will remain below the respective coupon threshold level for extended periods of time or even throughout the 3-year term of the notes so that you will receive few or no contingent monthly coupons.

Automatic early redemption beginning after six months:

Beginning on June 4, 2025 (approximately six months after the original issue date), if the determination closing price of each underlying stock is greater than or equal to the respective call threshold level on any quarterly redemption determination date, the notes will be automatically redeemed for an early redemption payment equal to (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the related observation date. No further payments will be made on the notes once they have been redeemed.

Payment at maturity:

If the notes have not been automatically redeemed prior to maturity, the payment at maturity will be the stated principal amount plus the contingent monthly coupon with respect to the final observation date, if any.

December 2024 Page 3

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

The original issue price of each note is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the notes, which are borne by you, and, consequently, the estimated value of the notes on the pricing date is less than $1,000. We estimate that the value of each note on the pricing date is $973.10.

What goes into the estimated value on the pricing date?

In valuing the notes on the pricing date, we take into account that the notes comprise both a debt component and a performance-based component linked to the underlying stocks. The estimated value of the notes is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stocks, instruments based on the underlying stocks, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the notes?

In determining the economic terms of the notes, including the contingent monthly coupon rate, the coupon threshold levels and the call threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the notes would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the notes?

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

December 2024 Page 4

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Key Investment Rationale

Market-Linked Contingent Income Auto-Callable Notes provide for the repayment of principal upon early redemption or at maturity, subject to our creditworthiness. They are for investors who are concerned about principal risk, who are willing to forgo upside participation in any appreciation of the underlying stocks and dividend payments and who seek an opportunity to earn interest at a potentially above-market rate when the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on the monthly observation dates until the notes are redeemed early or reach maturity. Investors will not participate in any appreciation in the price of any of the underlying stocks. The following scenarios are for illustrative purposes only and do not attempt to demonstrate every situation that may occur. Accordingly, the notes may or may not be redeemed early, and the contingent monthly coupon may be payable in none of, or some but not all of, the monthly periods during the 3-year term of the notes.

Repayment of Principal

The notes offer investors an opportunity to receive a contingent monthly coupon, while providing for the repayment of principal in full upon early redemption or at maturity, subject to our creditworthiness.

Scenario 1: The notes are redeemed prior to maturity.

This scenario assumes that, prior to early redemption, all underlying stocks close at or above the respective coupon threshold levels on some monthly observation dates, but one or more underlying stocks close below the respective coupon threshold level(s) on the others. Investors receive the contingent monthly coupon, corresponding to a return of 7.30% per annum for the monthly periods for which the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price of one or more underlying stocks is less than the respective coupon threshold level(s) on the related observation date.

Starting on June 4, 2025, when all of the underlying stocks close at or above the respective call threshold levels on a quarterly redemption determination date, the notes will be automatically redeemed for the stated principal amount plus the contingent monthly coupon with respect to the related observation date. No further payments will be made on the notes once they have been redeemed.

Scenario 2: The notes are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that at least one of the underlying stocks closes below the respective call threshold level on every quarterly redemption determination date. Consequently, the notes are not redeemed early. Investors receive the contingent monthly coupon, corresponding to a return of 7.30% per annum for the monthly periods for which the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date, but not for the monthly periods for which the determination closing price of one or more underlying stocks is less than the respective coupon threshold level(s) on the related observation date.

On the final observation date, if each underlying stock closes at or above the respective coupon threshold level, at maturity, investors receive the contingent monthly coupon with respect to the final observation date in addition to the stated principal amount. However, if, on the final observation date, at least one of the underlying stocks closes below the respective coupon threshold level(s), at maturity, no contingent monthly coupon is paid with respect to the final observation date and investors receive only the stated principal amount.

December 2024 Page 5

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

How the Notes Work

The following diagrams illustrate the potential outcomes for the notes depending on (1) the determination closing prices on each monthly observation date and (2) the determination closing prices on each quarterly redemption determination date (beginning after six months). Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the notes.

Diagram #1: Contingent Monthly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or Maturity)

Diagram #2: Automatic Early Redemption (Beginning After Six Months)

December 2024 Page 6

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

December 2024 Page 7

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent monthly coupon is payable with respect to an observation date and how to calculate the payment at maturity, assuming the notes are not automatically redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent monthly coupon will be determined by reference to the determination closing price of each underlying stock on each monthly observation date. All payments on the notes, including the repayment of principal at maturity, are subject to our credit risk. The actual initial share price, coupon threshold level and call threshold level for each underlying stock are set forth on the cover of this document. The below examples are based on the following terms:

Stated Principal Amount:	$1,000 per note
Contingent Monthly Coupon:

7.30% per annum (corresponding to approximately $6.083 per month per note)[1]

With respect to each coupon payment date, a contingent monthly coupon is paid but only if the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level on the related observation date.

Hypothetical Initial Share Price:	With respect to the AAPL Stock: $225.00 With respect to the TSLA Stock: $250.00 With respect to the NVDA Stock: $150.00
Hypothetical Coupon Threshold Level:

With respect to the AAPL Stock: $168.75, which is 75% of the hypothetical initial share price

With respect to the TSLA Stock: $187.50, which is 75% of the hypothetical initial share price

With respect to the NVDA Stock: $112.50, which is 75% of the hypothetical initial share price

Hypothetical Call Threshold Level:

With respect to the AAPL Stock: $225.00, which is 100% of the hypothetical initial share price

With respect to the TSLA Stock: $250.00, which is 100% of the hypothetical initial share price

With respect to the NVDA Stock: $150.00, which is 100% of the hypothetical initial share price

1 The actual contingent monthly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent monthly coupon of $6.083 is used in these examples for ease of analysis.

December 2024 Page 8

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

How to determine whether a contingent monthly coupon is payable with respect to an observation date:

	Determination Closing Price			Contingent Monthly Coupon
AAPL Stock	TSLA Stock	NVDA Stock
Hypothetical Observation Date 1	$240.00 (at or above the coupon threshold level)	$225.00 (at or above the coupon threshold level)	$120.00 (at or above the coupon threshold level)	$6.083
Hypothetical Observation Date 2	$130.00 (below the coupon threshold level)	$235.00 (at or above the coupon threshold level)	$115.00 (at or above the coupon threshold level)	$0
Hypothetical Observation Date 3	$200.00 (at or above the coupon threshold level)	$185.00 (below the coupon threshold level)	$100.00 (below the coupon threshold level)	$0
Hypothetical Observation Date 4	$120.00 (below the coupon threshold level)	$140.00 (below the coupon threshold level)	$90.00 (below the coupon threshold level)	$0

On hypothetical observation date 1, each of the underlying stocks closes at or above the respective coupon threshold level. Therefore, a contingent monthly coupon of $6.083 is paid on the relevant coupon payment date.

On each of hypothetical observation dates 2 and 3, at least one underlying stock closes at or above the respective coupon threshold level, but one or more of the other underlying stocks close below the respective coupon threshold level(s). Therefore, no contingent monthly coupon is paid on the relevant coupon payment date.

On hypothetical observation date 4, each of the underlying stocks closes below the respective coupon threshold level, and accordingly, no contingent monthly coupon is paid on the relevant coupon payment date.

You will not receive a contingent monthly coupon on any coupon payment date if the determination closing price of any underlying stock is below the respective coupon threshold level on the related observation date.

How to calculate the payment at maturity (if the notes have not been automatically redeemed):

In the following examples, one or more underlying stocks close below the respective call threshold level(s) on each redemption determination date, and, consequently, the notes are not automatically redeemed prior to, and remain outstanding until, maturity.

	Determination Closing Price on the Final Observation Date			Payment at Maturity
	AAPL Stock	TSLA Stock	NVDA Stock
Example 1:	$250.00 (at or above the coupon threshold level)	$285.00 (at or above the coupon threshold level)	$120.00 (at or above the coupon threshold level)	$1,006.083 (the stated principal amount plus the contingent monthly coupon with respect to the final observation date)
Example 2:	$100.00 (below the coupon threshold level)	$235.00 (at or above the coupon threshold level)	$130.00 (at or above the coupon threshold level)	$1,000 (the stated principal amount)

In example 1, the determination closing prices of each of the AAPL Stock, the TSLA Stock and the NVDA Stock are greater than or equal to the respective coupon threshold levels. Therefore, investors receive at maturity the stated principal amount of the notes and the contingent monthly coupon with respect to the final observation date. Investors do not participate in the appreciation of any of the underlying stocks.

In example 2, the determination closing prices of two underlying stocks are above the respective coupon threshold levels, but the determination closing price of the other underlying stock is below the respective coupon threshold level. Therefore, no contingent monthly coupon is paid with respect to the final observation date and investors receive at maturity only the stated principal amount of the notes.

December 2024 Page 9

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Risk Factors

This section describes the material risks relating to the notes. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the notes.

Risks Relating to an Investment in the Notes

◼The notes do not provide for the regular payment of interest and may pay no interest over the entire term of the notes. The terms of the notes differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the notes will pay a contingent monthly coupon but only if the determination closing price of each underlying stock is greater than or equal to 75% of the respective initial share price, which we refer to as the respective coupon threshold level, on the related observation date. If, on the other hand, the determination closing price of any underlying stock is less than the respective coupon threshold level on the related observation date for any interest period, we will pay no coupon on the applicable coupon payment date. It is possible that the determination closing price(s) of one or more of the underlying stocks could remain below the respective coupon threshold level(s) for extended periods of time or even throughout the entire 3-year term of the notes so that you will receive few or no contingent monthly coupons. If you do not earn sufficient contingent coupons over the term of the notes, the overall return on the notes may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

◼The contingent monthly coupon, if any, is based only on the determination closing price of each underlying stock on the related monthly observation date at the end of the related interest period. Whether the contingent monthly coupon will be paid on any coupon payment date will be determined at the end of the relevant interest period based on the determination closing price of each underlying stock on the relevant monthly observation date. As a result, you will not know whether you will receive the contingent monthly coupon on any coupon payment date until near the end of the relevant interest period. Moreover, because the contingent monthly coupon is based solely on the price of each underlying stock on monthly observation dates, if the determination closing price of any underlying stock on any observation date is less than the respective coupon threshold level, you will receive no coupon for the related interest period, even if the price of such underlying stock was greater than or equal to the respective coupon threshold level on other days during that interest period and even if the determination closing price(s) of the other underlying stocks are greater than or equal to the respective coupon threshold level(s) on the relevant observation date.

◼Investors will not participate in any appreciation of the underlying stocks. Investors will not participate in any appreciation in the prices of the underlying stocks from the respective initial share prices, and the return on the notes will be limited to the contingent monthly coupons, if any, that are paid with respect to each observation date on which the determination closing price of each underlying stock is greater than or equal to the respective coupon threshold level, if any.

◼Reinvestment risk. The term of your investment in the notes may be shortened due to the automatic early redemption feature of the notes. If the notes are redeemed prior to maturity, you will receive no more contingent monthly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the notes be redeemed in the first six months of the term of the notes.

◼The market price of the notes may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlying stocks on any day, including in relation to the respective coupon threshold levels, will affect the value of the notes more than any other factors. Other factors that may influence the value of the notes include:

othe trading price and volatility (frequency and magnitude of changes in price) of the underlying stocks,

owhether the determination closing price of any underlying stock has been below the respective coupon threshold level on any observation date,

ointerest and yield rates in the market,

odividend rates on the underlying stocks, if any,

December 2024 Page 10

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stocks or stock markets generally and which may affect the prices of the underlying stocks, othe time remaining until the notes mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the stated principal amount of $1,000 per note if the price of any underlying stock at the time of sale is near or below the respective coupon threshold level or if market interest rates rise.

The prices of the underlying stocks may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. You cannot predict the future performance of any underlying stock based on its historical performance. The prices of the underlying stocks may decrease and be below the respective coupon threshold level(s) on each observation date so that you will receive no return on your investment. There can be no assurance that the determination closing prices of all of the underlying stocks will be greater than or equal to the respective coupon threshold levels on any observation date so that you will receive a contingent monthly coupon payment on the notes for the applicable interest period. See “Apple Inc. Overview,” “Tesla, Inc. Overview” and “NVIDIA Corporation Overview.”

◼The notes are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the notes. You are dependent on our ability to pay all amounts due on the notes at maturity, upon early redemption or on any coupon payment date, and therefore, you are subject to our credit risk. The notes are not guaranteed by any other entity. If we default on our obligations under the notes, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the notes.

◼As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

◼Investing in the notes is not equivalent to investing in the common stock of Apple Inc., the common stock of Tesla, Inc. or the common stock of NVIDIA Corporation. Investors in the notes will not participate in any appreciation in the underlying stocks, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the notes will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

◼The notes will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your notes for the entire 3-year term of the notes. The notes will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the notes. MS & Co. may, but is not obligated to, make a market in the notes and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of

December 2024 Page 11

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes. Accordingly, you should be willing to hold your notes to maturity.

◼The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying stocks, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

◼The estimated value of the notes is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time. The value of your notes at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the notes may be influenced by many unpredictable factors” above.

◼The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of the issuer, will make determinations with respect to the notes. As calculation agent, MS & Co. will determine the initial share prices, the coupon threshold levels, the call threshold levels, the determination closing prices on each observation date, whether you receive a contingent monthly coupon on each coupon payment date and/or at maturity (if the notes have not previously been redeemed), whether the notes will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events (and of any adjustments to the adjustment factors). These potentially subjective determinations may affect the payout to you on the notes. For further information regarding these types of determinations, see “Additional Terms of the Notes—Additional Terms—Postponement of coupon payment dates (including the maturity date) and early redemption dates,” “—Postponement of observation dates and redemption determination dates,” “—Calculation agent,” “—Market disruption event,” “—Antidilution adjustments” and “—Alternate exchange calculation in case of an event of default.” In addition, MS & Co. has determined the estimated value of the notes on the pricing date.

◼Hedging and trading activity by our affiliates could potentially affect the value of the notes. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the notes (and to other instruments linked to the underlying stocks), including trading in the underlying stocks and in futures and/or options contracts on the underlying

December 2024 Page 12

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

stocks, as well as in other instruments related to the underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the observation dates approach. Some of our other affiliates also trade the underlying stocks and other financial instruments related to the underlying stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial share price of an underlying stock, and, therefore, could potentially increase (i) the price at or above which such underlying stock must close on the redemption determination dates so that the notes are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the coupon threshold level for such underlying stock, which is the price at or above which the underlying stock must close on the observation dates so that you receive a contingent monthly coupon on the notes (depending also on the performance of the other underlying stocks). Additionally, such hedging or trading activities during the term of the notes could potentially affect the closing price of any underlying stock on the redemption determination dates and the observation dates, and, accordingly, whether we redeem the notes prior to maturity and whether we pay a contingent monthly coupon on the notes (depending also on the performance of the other underlying stocks).

Risks Relating to the Underlying Stocks

◼You are exposed to the price risk of each underlying stock with respect to the contingent monthly coupons. Your return on the notes is not linked to a basket consisting of the underlying stocks. Rather, it will be based upon the independent performance of each underlying stock. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying stock. Poor performance by any underlying stock over the term of the notes may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying stocks. To receive any contingent monthly coupons, all of the underlying stocks must close at or above the respective coupon threshold levels on the applicable observation date. Therefore, if any underlying stock has declined to below the respective coupon threshold as of an observation date, you will not receive the contingent monthly coupon on the related coupon payment date, even if the other underlying stocks have appreciated or have not declined as much. Accordingly, your investment is subject to the price risk of each underlying stock.

◼Because the notes are linked to the performance of the worst performing of the underlying stocks, you are exposed to a greater risk of receiving no contingent monthly coupons than if the notes were linked to just one of the underlying stocks. The risk that you will not receive any contingent monthly coupons is greater if you invest in the notes as opposed to similar notes that are linked to the performance of just one of the underlying stocks. With three underlying stocks, it is more likely that any underlying stock will close below the respective coupon threshold level on any observation date, and therefore it is more likely that you will not receive any contingent monthly coupons than if the notes were linked to just one of the underlying stocks. In addition, because each underlying stock must close at or above the respective call threshold level on a quarterly redemption determination date (beginning after six months) in order for the notes to be called prior to maturity, the notes are less likely to be called on any early redemption date than if the notes were linked to just one underlying stock.

◼No affiliation with Apple Inc., Tesla, Inc. or NVIDIA Corporation. Apple Inc., Tesla, Inc. and NVIDIA Corporation are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the notes. We have not made any due diligence inquiry with respect to Apple Inc., Tesla, Inc. or NVIDIA Corporation in connection with this offering.

◼We may engage in business with or involving Apple Inc., Tesla, Inc. or NVIDIA Corporation without regard to your interests. We or our affiliates may presently or from time to time engage in business with Apple Inc., Tesla, Inc. or NVIDIA Corporation without regard to your interests and thus may acquire non-public information about Apple Inc., Tesla, Inc. or NVIDIA Corporation. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Apple Inc., Tesla, Inc. or NVIDIA Corporation, which may or may not recommend that investors buy or hold the underlying stock(s).

◼The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stocks. MS & Co., as calculation agent, will adjust the adjustment factors for certain corporate events affecting the underlying stocks, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuers of the underlying stocks, such as mergers. However, the calculation agent will not

December 2024 Page 13

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

make an adjustment for every corporate event that can affect the underlying stocks. For example, the calculation agent is not required to make any adjustments if the issuers of the underlying stocks or anyone else makes a partial tender or partial exchange offer for the underlying stocks, nor will adjustments be made following the final observation date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stocks by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust an adjustment factor, such as a regular cash dividend, the market price of the notes and your return on the notes may be materially and adversely affected. For example, if the record date for a regular cash dividend were to occur on or shortly before an observation date, this may decrease the determination closing price of an underlying stock to be less than the respective coupon threshold level (resulting in no contingent monthly coupon being paid with respect to such date), materially and adversely affecting your return.

December 2024 Page 14

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Apple Inc. Overview

Apple Inc. designs, manufactures and markets mobile communication and media devices, personal computers and portable digital music players, and sells a variety of related software, services, peripherals, networking solutions and third-party digital content and applications. The AAPL Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Apple Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36743 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Apple Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AAPL Stock is accurate or complete.

Information as of market close on December 3, 2024:

Bloomberg Ticker Symbol:	AAPL
Exchange:	Nasdaq
Current Stock Price:	$242.65
52 Weeks Ago:	$189.43
52 Week High (on 12/3/2024):	$242.65
52 Week Low (on 4/19/2024):	$165.00
Current Dividend Yield:	0.41%

The following table sets forth the published high and low closing prices of, as well as dividends on, AAPL Stock for each quarter from January 1, 2021 through December 3, 2024. The closing price of AAPL Stock on December 3, 2024 was $242.65. The associated graph shows the closing prices of AAPL Stock for each day from January 1, 2019 through December 3, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the AAPL Stock may have been adjusted for stock splits and other corporate events. The historical performance of AAPL Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of AAPL Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Apple Inc. (CUSIP 037833100)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	143.16	116.36	0.205
Second Quarter	136.96	122.77	0.22
Third Quarter	156.69	137.27	0.22
Fourth Quarter	180.33	139.14	0.22
2022
First Quarter	182.01	150.62	0.22
Second Quarter	178.44	130.06	0.23
Third Quarter	174.55	138.20	0.23
Fourth Quarter	155.74	126.04	0.23
2023
First Quarter	164.90	125.02	0.23
Second Quarter	193.97	160.10	0.24
Third Quarter	196.45	170.43	0.24
Fourth Quarter	198.11	166.89	0.24
2024
First Quarter	195.18	169.00	0.24
Second Quarter	216.67	165.00	0.25
Third Quarter	234.82	207.23	0.25
Fourth Quarter (through December 3, 2024)	242.65	221.69	0.25

We make no representation as to the amount of dividends, if any, that Apple Inc. may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Apple Inc.

December 2024 Page 15

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Common Stock of Apple Inc. – Daily Closing Prices January 1, 2019 through December 3, 2024

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to AAPL Stock or other securities of Apple Inc. We have derived all disclosures contained in this document regarding the AAPL Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Apple Inc. in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding Apple Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of AAPL Stock (and therefore the price of AAPL Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Apple Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of AAPL Stock.

December 2024 Page 16

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Tesla, Inc. Overview

Tesla, Inc. designs, manufactures and sells electric vehicles and energy storage systems, as well as installs, operates and maintains solar and energy storage products. The TSLA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by Tesla, Inc. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-34756 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Tesla, Inc. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the TSLA Stock is accurate or complete.

Information as of market close on December 3, 2024:

Bloomberg Ticker Symbol:	TSLA
Exchange:	Nasdaq
Current Stock Price:	$351.42
52 Weeks Ago:	$235.58
52 Week High (on 12/2/2024):	$357.09
52 Week Low (on 4/22/2024):	$142.05
Current Dividend Yield:	N/A

The following table sets forth the published high and low closing prices of, as well as dividends on, TSLA Stock for each quarter from January 1, 2021 through December 3, 2024. The closing price of TSLA Stock on December 3, 2024 was $351.42. The associated graph shows the closing prices of TSLA Stock for each day from January 1, 2019 through December 3, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the TSLA Stock may have been adjusted for stock splits and other corporate events. The historical performance of TSLA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of TSLA Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of Tesla, Inc. (CUSIP 88160R101)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	294.363	187.667	-
Second Quarter	254.107	187.820	-
Third Quarter	263.787	214.460	-
Fourth Quarter	409.970	258.407	-
2022
First Quarter	399.927	254.680	-
Second Quarter	381.817	209.387	-
Third Quarter	309.320	227.263	-
Fourth Quarter	249.44	109.10	-
2023
First Quarter	214.24	108.10	-
Second Quarter	274.45	153.75	-
Third Quarter	293.34	215.49	-
Fourth Quarter	263.62	197.36	-
2024
First Quarter	248.42	162.50	-
Second Quarter	197.88	142.05	-
Third Quarter	263.26	191.76	-
Fourth Quarter (through December 3, 2024)	357.09	213.65	-

We make no representation as to the amount of dividends, if any, that Tesla, Inc. may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Tesla, Inc.

December 2024 Page 17

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Common Stock of Tesla, Inc. – Daily Closing Prices January 1, 2019 through December 3, 2024

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to TSLA Stock or other securities of Tesla, Inc. We have derived all disclosures contained in this document regarding the TSLA Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Tesla, Inc. in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents are or any other publicly available information regarding Tesla, Inc. is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of TSLA Stock (and therefore the price of TSLA Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Tesla, Inc. could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of TSLA Stock.

December 2024 Page 18

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

NVIDIA Corporation Overview

NVIDIA Corporation is a visual computing company. The NVDA Stock is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission by NVIDIA Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding NVIDIA Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the NVDA Stock is accurate or complete.

Information as of market close on December 3, 2024:

Bloomberg Ticker Symbol:	NVDA
Exchange:	Nasdaq
Current Stock Price:	$140.26
52 Weeks Ago:	$45.51
52 Week High (on 11/7/2024):	$148.88
52 Week Low (on 12/6/2023):	$45.50
Current Dividend Yield:	0.03%

The following table sets forth the published high and low closing prices of, as well as dividends on, NVDA Stock for each quarter from January 1, 2021 through December 3, 2024. The closing price of NVDA Stock on December 3, 2024 was $140.26. The associated graph shows the closing prices of NVDA Stock for each day from January 1, 2019 through December 3, 2024. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the NVDA Stock may have been adjusted for stock splits and other corporate events. The historical performance of NVDA Stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of NVDA Stock at any time, including on the redemption determination dates or the observation dates.

Common Stock of NVIDIA Corporation (CUSIP 67066G104)	High ($)	Low ($)	Dividends ($)
2021
First Quarter	15.3303	11.5933	0.004
Second Quarter	20.0268	13.6653	0.004
Third Quarter	22.843	18.161	0.004
Fourth Quarter	33.376	19.732	0.004
2022
First Quarter	30.121	21.330	0.004
Second Quarter	27.360	15.159	0.004
Third Quarter	19.215	12.139	0.004
Fourth Quarter	18.072	11.227	0.004
2023
First Quarter	27.777	14.265	0.004
Second Quarter	43.808	26.241	0.004
Third Quarter	49.355	40.855	0.004
Fourth Quarter	50.409	40.326	0.004
2024
First Quarter	95.002	47.569	0.004
Second Quarter	135.58	76.20	0.01
Third Quarter	134.91	98.91	0.01
Fourth Quarter (through December 3, 2024)	148.88	117.00	-

We make no representation as to the amount of dividends, if any, that NVIDIA Corporation may pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NVIDIA Corporation.

December 2024 Page 19

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Common Stock of NVIDIA Corporation – Daily Closing Prices January 1, 2019 to December 3, 2024

* The red solid line indicates the coupon threshold level, which is 75% of the initial share price.

This document relates only to the notes referenced hereby and does not relate to NVDA Stock or other securities of NVIDIA Corporation. We have derived all disclosures contained in this document regarding the NVDA Stock from the publicly available documents described above. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to NVIDIA Corporation in connection with the offering of the notes. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding NVIDIA Corporation is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of NVDA Stock (and therefore the price of NVDA Stock at the time we priced the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning NVIDIA Corporation could affect the value received with respect to the notes and therefore the value of the notes.

Neither we nor any of our affiliates makes any representation to you as to the performance of NVDA Stock.

December 2024 Page 20

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Additional Terms of the Notes

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Interest period:

The monthly period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Underlying stock issuer:	With respect to the AAPL Stock, Apple Inc. With respect to the TSLA Stock, Tesla, Inc. With respect to the NVDA Stock, NVIDIA Corporation
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Record date:

The record date for each coupon payment date, including the coupon payment date scheduled to occur on the maturity date, shall be the date one business day prior to such scheduled coupon payment date; provided, however, that any coupon payable at maturity or upon early redemption shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.

Denominations:	$1,000 and integral multiples thereof
Senior Note or Subordinated Note:	Senior
Bull or bear notes:	Bull notes
Business day:	Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.
Trading day:

A day, as determined by the calculation agent, on which trading is generally conducted on the New

York Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange Inc. and the

Chicago Board Options Exchange and in the over-the-counter market for equity securities in the

United States.

Postponement of coupon payment dates (including the maturity date) and early redemption dates:

If any scheduled coupon payment date (including the maturity date) or early redemption date is not a business day, the applicable payment will be made on the next succeeding business day and no adjustment will be made to the payment made on any such succeeding business day.

If, due to a market disruption event or otherwise, any observation date or redemption determination date for any underlying stock is postponed so that it falls less than two business days prior to the scheduled coupon payment date (including the maturity date) or early redemption date, as applicable, the coupon payment date (or the maturity date) or the early redemption date, as applicable, shall be postponed to the second business day following that observation date or redemption determination date as postponed. In any of these cases, no adjustment shall be made to any payment made on that postponed date.

Postponement of observation dates and redemption determination dates:

If any scheduled observation date or redemption determination date is not a trading day, that observation date or redemption determination date, as applicable, will be postponed to the next trading day. In addition, if a market disruption event occurs on any scheduled observation date or redemption determination date with respect to any underlying stock, the determination closing price for that underlying stock only will be determined on the next trading day on which no market disruption event occurs with respect to that underlying stock. The determination of the closing price for the unaffected underlying stocks will not be postponed.

If the determination closing price for any underlying stock has not been determined by the fifth trading day following a scheduled observation date or redemption determination date, the calculation agent will determine such determination closing price for such underlying stock as (i) the closing price for such underlying stock determined on such fifth trading day in accordance with the second paragraph of “Closing price” below times (ii) the related adjustment factor.

Calculation agent:

MS & Co. and its successors

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the trustee and us.

All calculations with respect to the contingent monthly coupon, if any, and payment at maturity (or early redemption payment) will be made by the calculation agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of the notes will be rounded to the nearest cent, with one-half cent rounded upward.

December 2024 Page 21

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Because the calculation agent is our affiliate, the economic interests of the calculation agent and its affiliates may be adverse to your interests as an investor in the notes, including with respect to certain determinations and judgments that the calculation agent must make in determining the initial share prices, the determination closing prices, the share percent changes, the payment that you will receive, if any, on each coupon payment date, the payment that you will receive at maturity (if the notes have not previously been redeemed), what adjustments should be made, if any, to the adjustment factor with respect to an underlying stock or whether a market disruption event has occurred. See “Market disruption event”, “Antidilution adjustments,” and “Alternate exchange calculation in case of an event of default” below. MS & Co. is obligated to carry out its duties and functions as calculation agent in good faith and using its reasonable judgment.

Closing price:

Subject to the provisions set out under “Antidilution adjustments” below, the closing price for one share of each underlying stock (or one unit of any other security for which a closing price must be determined) on any trading day means:

(i) if such underlying stock (or any such other security) is listed on a national securities exchange (other than Nasdaq), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such underlying stock (or any such other security) is listed,

(ii) if such underlying stock (or any such other security) is a security of the Nasdaq, the official closing price of such underlying stock published by the Nasdaq on such day, or

(iii) if such underlying stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the OTC Bulletin Board) operated by the Financial Industry Regulatory Authority, Inc. (FINRA), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such underlying stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by such exchange, or by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such underlying stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to such underlying stock, (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such underlying stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such underlying stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, such closing price will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term OTC Bulletin Board Service will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA. See “Antidilution adjustments” below.

Market disruption event:

With respect to each underlying stock, market disruption event means:

(i) the occurrence or existence of any of:

(a)a suspension, absence or material limitation of trading of such underlying stock on the primary market for that underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b)a breakdown or failure in the price and trade reporting systems of the primary market for such underlying stock as a result of which the reported trading prices for that underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c)the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to that underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

For the purposes of determining whether a market disruption event has occurred with respect to an underlying stock: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3)

December 2024 Page 22

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

a suspension of trading in options contracts on such underlying stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such underlying stock and (4) a suspension, absence or material limitation of trading on the primary market on which options contracts related to such underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Antidilution adjustments:

The adjustment factor with respect to an underlying stock will be adjusted as follows:

1. If such underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such underlying stock.

2. If such underlying stock is subject (i) to a stock dividend (issuance of additional shares of such underlying stock) that is given ratably to all holders of shares of such underlying stock or (ii) to a distribution of such underlying stock as a result of the triggering of any provision of the corporate charter of the issuer of such underlying stock (the relevant “underlying stock issuer”), then once the dividend has become effective and such underlying stock is trading ex-dividend, the adjustment factor for such underlying stock will be adjusted so that the new adjustment factor for such underlying stock shall equal the prior adjustment factor for such underlying stock plus the product of (i) the number of shares issued with respect to one share of such underlying stock and (ii) the prior adjustment factor for such underlying stock.

3. If the applicable underlying stock issuer issues rights or warrants to all holders of such underlying stock to subscribe for or purchase that underlying stock at an exercise price per share less than the closing price of that underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the notes, then the adjustment factor for such underlying stock will be adjusted to equal the product of the prior adjustment factor for such underlying stock and a fraction, the numerator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such underlying stock which the aggregate offering price of the total number of shares of such underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factors to reflect cash dividends or other distributions paid with respect to an underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and extraordinary dividends as described below. A cash dividend or other distribution with respect to an underlying stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such underlying stock by an amount equal to at least 10% of the closing price of such underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such underlying stock on the primary U.S. organized securities exchange or trading system on which such underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to an underlying stock, the adjustment factor with respect to such underlying stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount. If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor, the calculation of the closing price with respect to the affected underlying stock will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated to the replacement stock in accordance with the procedures for a replacement underlying stock as described in clause (c) (ii) of paragraph 5 below. The “extraordinary dividend amount” with respect to an extraordinary dividend for such underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination shall be conclusive

December 2024 Page 23

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

in the absence of manifest error. A distribution on such underlying stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5. If, with respect to one or more of the underlying stocks, (i) there occurs any reclassification or change of such underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer for such underlying stock, (ii) such underlying stock issuer or any surviving entity or subsequent surviving entity of such underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of such underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) such underlying stock issuer is liquidated, (v) such underlying stock issuer issues to all of its shareholders equity securities of an issuer other than such underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all of the outstanding shares of such underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether an early redemption has occurred and the amount payable upon an early redemption date or at maturity for each note will be as follows:

●Upon any redemption determination date following the effective date of a reorganization event and prior to the final observation date: If the exchange property value (as defined below) is greater than or equal to the respective call threshold level, and the determination closing price (or exchange property value, if applicable) of each other underlying stock is also greater than or equal to the respective call threshold level, the notes will be automatically redeemed for an early redemption payment.

●Upon the final observation date, if the notes have not previously been automatically redeemed: You will receive for each note that you hold a payment at maturity equal to:

➢If the exchange property value on the final observation date is greater than or equal to the respective coupon threshold level, and the determination closing price of each other underlying stock (or exchange property value, as applicable) is also greater than the respective coupon threshold level on the final observation date: (i) the stated principal amount plus (ii) the contingent monthly coupon with respect to the final observation date.

➢If the exchange property value on the final observation date is less than the respective coupon threshold level, or if the determination closing price (or exchange property value, if applicable) of any other underlying stock is less than the respective coupon threshold level on the final observation date: the stated principal amount.

Following the effective date of a reorganization event, the contingent monthly coupon will be payable for each observation date on which the exchange property value is greater than or equal to the coupon threshold level and the determination closing price (or exchange property value, as applicable) of each other underlying stock is also greater than or equal to the respective coupon threshold level.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the call threshold level, or less than the coupon threshold level, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of such underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document with respect to the notes to such “underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of such underlying stock shall be deemed to refer to the

December 2024 Page 24

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor for any underlying stock will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor of such underlying stock then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factors will be made up to the close of business on the final observation date.

No adjustments to the adjustment factor for any underlying stock or method of calculating the adjustment factors will be required other than those specified above. The adjustments specified above do not cover all events that could affect the closing price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor for an underlying stock or method of calculating the adjustment factors and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to an adjustment factor or to the method of calculating the amounts payable on the notes made pursuant to paragraph 5 above upon written request by any investor in the notes.

Trustee:	The Bank of New York Mellon
Issuer notice to registered note holders, the trustee and the depositary:

In the event that any coupon payment date or the maturity date is postponed as described above, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the applicable any coupon payment date or the maturity date, as applicable, has been rescheduled (i) to each registered holder of the notes by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of any coupon payment date or maturity date, as applicable, the business day immediately preceding the scheduled coupon payment date or maturity date, as applicable, and (ii) with respect to notice of the date to which the coupon payment date or maturity date, as applicable, has been rescheduled, the business day immediately following the applicable observation date as postponed.

In the event that the notes are subject to early redemption, the issuer shall, (i) on the business day following the applicable redemption determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the notes by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid, and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as holder of the notes. Any notice that is mailed to a registered holder of the notes in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered as contingent monthly coupon, if any, with respect to each note, on or prior to 10:30 a.m. (New York City time) on the business day preceding each coupon payment date (but if such trading day is not a business day, prior to the close of business on the business day preceding such coupon payment date) and (ii) deliver the aggregate cash amount due, if any, with respect to the contingent monthly coupon, to the trustee for delivery to the depositary, as a holder of the notes, on each coupon payment date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the payment at maturity on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date (but if such trading day is not a business day, prior to the close of business on the business day preceding the maturity date) and (ii) deliver the aggregate cash amount due with respect to the notes to the trustee for delivery to the depositary, as a holder of the notes, on the maturity date.

Alternate exchange calculation in case of an

If an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the notes (the “Acceleration Amount”) will be an amount, determined by

December 2024 Page 25

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

event of default:

the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes. That cost will equal:

●the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

●the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the Acceleration Amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the Acceleration Amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to the depositary of the Acceleration Amount and the aggregate cash amount due, if any, with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default quotation period

The default quotation period is the period beginning on the day the Acceleration Amount first becomes due and ending on the third business day after that day, unless:

●no quotation of the kind referred to above is obtained, or

●every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final observation date, then the Acceleration Amount will equal the principal amount of the notes.

Qualified financial institutions

For the purpose of determining the Acceleration Amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

●A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

●P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

December 2024 Page 26

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

Additional Information About the Notes

Additional Information:
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:

Under current law and based on current market conditions, the notes should be treated as “variable rate debt instruments” for U.S. federal income tax purposes. U.S. Holders should read the sections of the accompanying prospectus supplement entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Notes—Floating Rate Notes” and “United States Federal Taxation—Tax Consequences to U.S. Holders—Backup Withholding and Information Reporting.” Except where stated otherwise, the following discussion is based on the treatment of the notes as “variable rate debt instruments.”

Coupon Payments on the Notes

Each coupon payment on the notes will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Because the amount of a coupon payment in respect of an accrual period will not be known until the relevant coupon determination date, it is not clear how accrued interest will be determined prior to the relevant coupon determination date.

Sale or Exchange of the Notes

Upon a sale or exchange of the notes, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued interest, which will be treated as a payment of interest) and the U.S. Holder’s tax basis in the notes, which will equal the U.S. Holder’s purchase price for the notes. Because the amount of a coupon payment in respect of an accrual period may not be known until the relevant coupon determination date, it is not clear how much interest will be treated as having accrued on the notes at the time of a sale or exchange that occurs during the period. The capital gain or loss recognized upon a sale or exchange of the notes will be long-term capital gain or loss if the U.S. Holder has held the notes for more than one year at the time of sale or exchange.

Possible Alternative Tax Treatment of an Investment in the Notes

If market conditions change prior to the notes’ issuance or if the Internal Revenue Service (the “IRS”) disagrees with our determination, alternative tax treatments are possible. In particular, the notes could be treated as subject to Treasury regulations governing “contingent payment debt instruments” as described in the section of the accompanying prospectus supplement called “United States Federal Taxation―Tax Consequences to U.S. Holders—Notes—Contingent Payment Notes.” Under this treatment, if you are a U.S. taxable investor, you generally would be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amounts of the contingent payments on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally would be treated as ordinary income.

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

As discussed in the accompanying prospectus supplement, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the notes do not have a delta of one with respect to any Underlying Security, the notes should not be Specified Securities and, therefore, should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences

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Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

of an investment in the notes, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Use of proceeds and hedging:

The proceeds from the sale of the notes will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the notes borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the notes by taking positions in the underlying stocks, in futures and/or options contracts on the underlying stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price of an underlying stock, and, therefore, could potentially increase (i) the price at or above which such underlying stock must close on the redemption determination dates so that the notes are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying stocks) and (ii) the coupon threshold level for such underlying stock, which is the price at or above which the underlying stock must close on the observation dates so that you receive a contingent monthly coupon on the notes (depending also on the performance of the other underlying stocks). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the notes, including on the observation dates, by purchasing and selling the underlying stocks, futures or options contracts on the underlying stocks that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the observation dates. As a result, these entities may be unwinding or adjusting hedge positions during the term of the notes, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the observation dates approach. We cannot give any assurance that our hedging activities will not affect the closing price of any underlying stock on the redemption determination dates and other observation dates, and, accordingly, whether we redeem the notes prior to maturity and whether we pay a contingent monthly coupon on the notes (depending also on the performance of the other underlying stocks).

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $20 for each note they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account.

Validity of the notes:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the notes offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such notes will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the notes and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the prospectus supplement, and any other documents relating to this offering that Morgan Stanley and MSFL have filed with

December 2024 Page 28

Morgan Stanley Finance LLC

Market-Linked Contingent Income Auto-Callable Notes due December 8, 2027, with 6-Month Initial Non-Call Period

Based on the Value of the Worst Performing of the Common Stock of Apple Inc., the Common Stock of Tesla, Inc. and the Common Stock of NVIDIA Corporation

the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the prospectus supplement or in the prospectus.

December 2024 Page 29